AMENDMENT NO. 1
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                 STEIN ROE ADVISOR FLOATING RATE ADVANTAGE FUND


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated June 8, 1999 of the Stein Roe Advisor Floating Rate Advantage Fund (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Stein Roe Advisor Floating Rate Advantage Fund, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Liberty-Stein Roe Advisor Floating Rate Advantage Fund" and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as follows:

                Section 1. This Trust shall be known as "Liberty-Stein Roe Advisor Floating Rate Advantage Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of December 15, 1999.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this December 15, 1999.

/s/Robert J. Birnbaum                                           /s/William E. Mayer
----------------------------------------------------------      -------------------------------------------------------
/s/Tom Bleasdale                                                /s/James L. Moody, Jr.
----------------------------------------------------------      -------------------------------------------------------
/s/John V. Carberry                                             /s/John J. Neuhauser
----------------------------------------------------------      -------------------------------------------------------
/s/Lora S. Collins                                              /s/Thomas E. Stitzel
----------------------------------------------------------      -------------------------------------------------------
/s/James E. Grinnell                                            /s/Robert L. Sullivan
----------------------------------------------------------      -------------------------------------------------------
/s/Richard W. Lowry                                             /s/Anne-Lee Verville
----------------------------------------------------------
/s/Salvatore Macera

Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

         Then personally appeared the above-named Trustees and executed Amendment No. 1 to the Agreement and Declaration of Trust of Stein Roe Advisor Floating Rate Advanatage Fund as their free act and deed, before me, this December 15, 1999.

/s/Mary P. Mahoney
   Notary Public/My Commission
   Expires: 2/22/02